UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 15, 2020
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, Mark E. Scott resigned as a Director and Secretary of GrowLife, Inc. (“the Company”). Also, Mr. Scott resigned as Chief Financial Officer effective December 31, 2020. Mr. Scott will consult with the Company on financial reporting for an interim period.

Mr. Scott had no disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

The Company is announcing the return of Michael E. Fasci, who formerly served as Chairman of the Board, as its new Chief Financial Officer effective January 1, 2021. Mr. Fasci will consult with the Company on all financial matters effective December 16, 2020 and report to Marco Hegyi, Chief Executive Officer.

Michael E. Fasci, 62, is a 30-year veteran in the finance sector having served as an officer and director of many public and private companies.  From 2015 to 2020, Mr. Fasci owns and operated Process Engineering Services, Inc., an engineering consulting company as well as worked as a restructuring officer for several financially challenged companies. Mr. Fasci is a seasoned operator across various industries and has served in both CEO and CFO capacities for both growth and turnaround situations. Mr. Fasci began his career as a field engineer and then manager of various remediation filtration and environmental monitoring projects globally before focusing his efforts on the daily operations, accounting and financial reporting and SEC compliance of the numerous companies he has served.  Mr. Fasci resides in East Taunton, Massachusetts and studied Electrical Engineering at Northeastern University.

Family Relationships

Mr. Fasci is not related to any officer or director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: December 18, 2020	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer